UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 15, 2002

Date of Report (Date of earliest event reported)

EarthFirst Technologies, Incorporated

(Exact name of registrant as specified in its charter)

Florida	000-23897	59-3462501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 South Fremont Avenue, Tampa, Florida	33606
(Address of principal executive offices)	(Zip Code)

(813) 258-1065

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Item 1.         Changes in Control of Registrant.

None.

Item 2.         Acquisition or Disposition of Assets.

None.

Item 3.         Bankruptcy or Receivership.

None.

Item 4.         Changes in Registrant’s Certifying Accountant.

None.

Item 5.         Other Events.

Effective November 15, 2002, the following members of the Registrant’s Board of Directors resigned their positions in order to devote more time to pursuing other professional interests: James V. Mahoney, Donald K. Dankner, and Jeffrey Tranen. Mr. Mahoney will join the Registrant’s Technical Advisory Board.

Item 6.         Resignations of Registrant’s Directors.

(a)     The above resignations were not on account of any disagreement between any of the directors and the registrant.

Item 7.         Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 20, 2002	EarthFirst Technologies, Incorporated
(Registrant)

	By:	/s/ John D. Stanton
John D. Stanton
Chief Executive Officer and President